Exhibit 3.40

ARTICLES OF ORGANIZATION OF

CENTRAL NEW YORK OIL AND GAS COMPANY, L.L.C.

Submitted by, and to be

returned upon filing to:

Christopher B. Wallace

Attorney at Law

1508 Genesee Street

Utica, NY 13502

ARTICLES OF ORGANIZATION OF

CENTRAL NEW YORK OIL AND GAS COMPANY, L.L.C.

The undersigned, for the purpose of forming a limited liability company, under Section 203 of the New York Limited Liability Company Law, does hereby execute the following Articles Of Organization:

Article I

The name of the limited liability company is Central New York Oil And Gas Company, LLC

Article II

The latest date on which Central New York Oil And Gas Company, LLC., is to dissolve is December 31, 2046.

Article III

The purpose for which Central New York Oil And Gas Company, L.L.C., is formed is the transaction of any or alt lawful business for which limited liability companies may be organized under the New York Limited Liability Company Law.

Article IV

The County in the State of New York in which the office of Central New York Oil And Gas Company, LLC, is located is Tompkins County, New York.

Article V

The name and address of the resident registered agent of Central New York Oil And Gas Company, LLC, in the State of New York is:

Christopher B. Wallace

Attorney at Law

1508 Genesee Street

Utica, NY 13502.

The resident registered agent is the agent upon whom process against Central New York Oil And Gas Company, LLC., may be served.

ARTICLES OF ORGANIZATION OF

CENTRAL NEW YORK OIL AND GAS COMPANY, L.L.C.

Article VI

Central New York Oil And Gas Company, LLC., hereby further designates the Secretary Of State of the State Of New York as agent of Central New York Oil And Gas Company, LLC., upon whom process against it may be served. Central New York Oil And Gas Company, LLC.’s post office address to which the Secretary Of State shall mail a copy of any process against Central New York Oil And Gas Company, LLC., is:

Christopher B. Wallace

Attorney at Law

1508 Genesee Street

Utica, NY 13502.

Article VII

The management of Central New York Oil And Gas Company, LLC., is hereby vested in all of the members of Central New York Oil And Gas Company, L.L.C., who shall have continuing authority to make management decisions necessary to the conduct of the business for which Central New York Oil And Gas Company, LLC., is formed. Each member shall manage the business of Central New York Oil And Gas Company, LLC. Any third person dealing with Central New York Oil And Gas Company, LLC., may rely absolutely upon the act, deed and/or signature of all the managers as being the act of Central New York Oil And Gas Company, LLC., and no third person shall be obliged or privileged to inquire into or otherwise ascertain whether the act of such managers has been duly authorized.

Article VIII

Notwithstanding any other provision hereof, no manager shall have the authority to take any action without the unanimous written consent of all managers.

Article IX

Ownership units in Central New York Oil And Gas Company, LLC., may not be transferred by any member without the prior written consent of each member, which may be granted or withheld in each member’s sole subjective discretion.

ARTICLES OF ORGANIZATION OF

CENTRAL NEW YORK OIL AND GAS COMPANY, L.L.C.

IN WITNESS WHEREOF, these Articles Of Organization have been executed by the undersigned.

SOLE ORGANIZER

/s/ Jay C. Jimerson
Jay C. Jimerson

VERIFICATION

I, Jay C. Jimerson, hereby verify I have read the information stated herein and the facts are true and correct to the best of my knowledge and belief.

/s/ Jay C. Jimerson
Jay C. Jimerson

Subscribed and sworn to before me this 7th day of October, 1996.

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